EXHIBIT 4.1

STOCK OPTION PLAN, AS AMENDED

MILL CITY INTERNATIONAL CORPORATION
(the “Company”)

STOCK OPTION PLAN

1.           Purpose.  The purpose of this Stock Option Plan (the “Plan”) is to advance the interests of the Company and its shareholders by enhancing the ability of the Company to attract and retain the best available talent and to encourage the highest level of performance by senior officers, key employees, directors and consultants of the Company and of its subsidiaries through ownership of Common Shares in the Company.  This form of Plan supersedes and replaces the terms and conditions of previously granted stock options of the Company (other than their exercise price and expiry date).

2.           Defined Terms.  For the purposes of this Plan, the following terms shall have the following meanings:

(a)
“Applicable Laws” means all relevant provisions of law, including, without limitation, the Securities Act and the rules and regulations thereunder of Alberta, and the jurisdictions in which Optionees may reside, and all policies, notices, instruments and blanket orders in force from time to time that are applicable to the Company and the Optionees;

(b)	“Board” means the Board of Directors of the Company or any committee duly empowered or authorized to grant options under this Plan;

(c)	“Common Shares” means common shares without par value in the capital of the Company providing such class is listed on the Exchange;

(d)	“Consultant” means, in relation to the Company, a Person or Consultant Company, other than an Employee, Senior Officer or a Director of the Company, that:

(i)
is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or to an affiliate of the Company, other than services provided in relation to a Distribution;

(ii)	provides the services under a written contract between the Company or an affiliate of the Company and the Person or the Consultant Company;

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an affiliate of the Company; and

(iv)	has a relationship with the Company or an affiliate of the Company that enables the Person to be knowledgeable about the business and affairs of the Company;

(e)	“Consultant Company” means a company or partnership of which the Consultant is an employee, shareholder or partner;

(f)	“Director” means a director of the Company as may be elected or appointed from time to time;

(g)	“Discounted Market Price” has the meaning assigned by Exchange Policy 1.1;

(h)
“Disinterested Shareholder Approval” means approval by a majority of the votes cast by all the Company’s shareholders at a duly constituted shareholders’ meeting, excluding votes attached to shares beneficially owned by a Director, Senior Officer, Employee, Management Company Employee or Consultant, and also includes a company, of which 100% of the share capital is beneficially owned by one or more persons who is a service provider;

(i)
“Distribution” means the sale of securities from the Company’s treasury, the sale of securities by a purchaser who acquired securities pursuant to a prospectus exemption, other than in accordance with the resale restrictions of Applicable Laws or the Exchange Policies, or the sale of securities by a control person other than in accordance with the resale restrictions of Applicable Laws or the Exchange Policies;

(j)	“Employee” means:

(i)	a Person who is considered an employee of the Company or its Subsidiary under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii)
a Person who works full-time for the Company or its Subsidiary providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source; or

(iii)
a Person who works for the Company or its Subsidiary on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company over the details and methods of work as an employee of the Company, but for whom income tax deductions are not made at source;

(k)	“Exchange” means the TSX Venture Exchange and any successor thereto;

(l)	“Exchange Policies” means the policies of the Exchange, as amended from time to time;

(m)
“Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(i)	the dissemination of information provided, or records prepared, in the ordinary course of business of the Company

A.	to promote the sale of products or services of the Company; or

B.	to raise public awareness of the Company,

that cannot reasonably be considered to promote the purchase or sale of securities of the Company;

(ii)	activities or communications necessary to comply with the requirements of

A.	applicable Laws,

B.	the Exchange Policies or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company;

(iii)
communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if

A.	the communication is only through the newspaper, magazine or publication, and

B.	the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(iv)	activities or communications that may be otherwise specified by the Exchange;

(n)
“Management Company Employee” means an individual employed by a Person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a Person engaged in Investor Relations Activities;

(o)	“Market Price” means the last closing price per Common Share on the Exchange prior to the Board granting the option;

(p)	“Optionee” means a Person to whom an option to acquire Common Shares has been granted under the terms of the Plan;

(q)	“Person” means company or an individual;

(r)	“Senior Officer” means a duly appointed senior officer of the Company or any Subsidiary;

(s)
“Subsidiary” means any corporation, partnership, joint venture or other entity in which the Company owns or controls, directly or indirectly, not less than 50% of the total voting power or equity interests, and includes a subsidiary of a Subsidiary;

(t)	“Tier 1 Issuer” has the same meaning ascribed thereto under the Exchange Policies; and

(u)	“Tier 2 Issuer” has the same meaning ascribed thereto under the Exchange Policies.

3.          Administration.  The Plan will be administered by the Board.  The Board will have authority, consistent with the Plan:

(a)	to grant options priced in accordance with this Plan;

(b)	to prescribe the form of certificate evidencing grants of options to Optionees and any other instruments required under the Plan and to change such forms from time to time;

(c)
to adopt, amend and rescind rules and regulations for the administration of the Plan, provided however, that except as specified in Section 6(c), if the Common Shares of the Company are listed on the Exchange, no amendment which would increase the maximum number of Common Shares for which options may be granted will be made by the Board without the approval of the Exchange;

(d)
to interpret and administer the Plan and to decide all questions and settle all controversies that may arise in connection with the Plan, all of which decisions of the Board will be final and conclusive;

(e)	to determine who is eligible to receive options pursuant to the eligibility criteria of Section 5; and

(f)	to make all other determinations necessary or advisable for administration of the Plan.

4.          Compliance with Laws.  Transactions under the Plan are intended to comply with the Applicable Laws and the Exchange Policies.  To the extent any provision of the Plan or action by the Board fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

5.          Eligibility.  The Board may from time to time authorize the grant of options to anyone who is at the time of such authorization:

(a)	a Director, Senior Officer, Employee or a company that is wholly-owned by a Director, Senior Officer or Employee; or

(b)	subject to the Applicable Laws and the Exchange Policies, a Consultant or a Consultant Company.

6.          Shares Subject to the Plan.

(a)	Subject to adjustment as provided in Section 6(d):

(i)
the total number of Common Shares to be issued or allotted and reserved for issuance from time to time upon the exercise of options granted under the Plan shall not exceed 4,900,000 Common Shares, subject to the applicable rules and regulations of all regulatory authorities to which the Corporation is subject, including the Exchange;

(ii)
no more than an aggregate of 5% of the issued and outstanding Common Shares may be granted to any one individual in any 12 month period, unless the Company is a Tier 1 Issuer and has obtained Disinterested Shareholder Approval;

(iii)	no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to any one Consultant in any 12 month period; and

(iv)	no more than an aggregate of 2% of the issued and outstanding Common Shares may be granted to Employee conducting Investor Relations Activities, in any 12 month period.

(b)
If any option granted under the Plan expires unexercised or terminates by reason of dismissal of the Optionee for cause, or otherwise is lawfully cancelled without having been exercised, the number of Common Shares that were issuable thereunder will be returned to the Plan within the limits set forth in Section 6(a) and will be eligible for re-issue.

(c)	No options can be granted under the Plan if the Company is designated “Inactive” (as defined in the Exchange Policies) by the Exchange.

(d)
In the event of a stock split, consolidation or reclassification or other change in the Company’s capital, other than an issue of Common Shares or by way of stock dividend, the number and exercise price of options will be adjusted by the Board to preserve the rights of the participants in this Plan substantially proportionate to those existing prior to such event.

7.          Terms and Conditions of Options.  All options granted under the Plan will be subject to the following terms and conditions:

(a)	The per-share exercise price of each option will be set by the Board at the time of grant and will be not less than the Discounted Market Price of a Common Share;

(b)
An option may be exercised no later than five years from the date it was granted, unless the Company is, at the time of the grant, a Tier 1 Issuer, in which case such option may be exercised no later than 10 years from the date it was granted;

(c)
With the exception of any options granted to a Consultant who performs Investor Relations Activities, all options granted to each Optionee under the Plan will become vested on the grant date, or at such other time as may be established by the Board at the time of the grant in compliance with the Exchange Policies.  The Board will, at the time of grant, determine the vesting date or dates of any options granted to a Consultant who performs Investor Relations Activities provided that such options must vest in stages over 12 months with no more than ¼ of the options vesting in any three-month period.

(d)	Optionees will not exercise options until they have vested;

(e)	Each option granted to an Optionee will be evidenced by the stock option agreement attached as Appendix “A” to this Plan;

(f)
Any exercise of an option must be in writing, signed by the Optionee and delivered or mailed to the Company and payment in full as provided below for the number of Common Shares for which the option is exercised;

(g)	The price of Common Shares purchased on the exercise of an option must be paid in full by cash or certified cheque, payable to the Company;

(h)	No option or any interest therein will be transferable or assignable otherwise than by will or pursuant to the laws of succession;

(i)	An Optionee will have no rights as a shareholder of the Company with respect to any Common Shares covered by any option until such time as and to the extent only that such option has been exercised;

(j)
If any Optionee ceases to be eligible for a grant of options under this Plan for any reason (a “Termination”), except the death of an Optionee or by reason of retirement pursuant to an established retirement policy of the Board or dismissal from employment or service for cause, all options granted to the Optionee under the Plan and then held by the Optionee will, to the extent such options were vested and exercisable immediately prior to Termination, continue to be exercisable by the Optionee for a period of 90 days following Termination or until the expiration date of the option if earlier;

(k)
If Termination is by reason of retirement pursuant to an established retirement policy of the Board, all options held by the retiring Optionee will become vested and exercisable, to the extent no already vested and exercisable immediately prior to retirement, and they continue to be exercisable until their original expiration date;

(l)
Notwithstanding Section 7(j), any options granted to an Optionee who is engaged in Investor Relations Activities will expire within 30 days after such Optionee ceases to be employed to provide Investor Relations Activities;

(m)
In the event of the death of an Optionee, all options granted to the Optionee under the Plan and held by the Optionee immediately before death will, to the extent such options were vested and exercisable at that time, continue to be exercisable by the legal representative of the Optionee for a period of 1 year following the death of the Optionee or until the expiration date of the option if earlier;

(n)
If the Company wishes to reduce the exercise price of any outstanding options held by any person who is an “insider” as defined by the Exchange, the Company shall first obtain such disinterested shareholder approval as may be required by the Exchange; and

(o)
In the case of an Optionee being dismissed from employment or service for cause, such Optionee’s Options, whether or not vested at the date of dismissal will immediately terminate without right to exercise the same.

8.          Legend Requirements.

(a)
All options granted to Optionees pursuant to the Plan and any Common Shares issued on the exercise of such options will bear a legend stipulating any resale restrictions as may be prescribed by the Applicable Laws.

(b)
Further, if the Company is a Tier 2 issuer, or the exercise price is set below the Market Price of the Common Shares on the Exchange, the certificate will bear a legend stipulating that the optioned shares are subject to a 4 month Exchange hold period commencing the date of the grant.

9.          Tax Consequences of the Plan.  The Company does not assume responsibility for the income or other tax consequences for Optionees or persons eligible under the Plan and they are advised to consult with their own tax advisors.

10.          Effect of Certain Corporate Transactions.  In the event of a consolidation or merger in which the Company is not the surviving company, or in the event its outstanding shares are converted into securities of another entity or exchanged for other consideration, or in the event of an offer for Common Shares being made by a third party that constitutes a take-over bid as that term is defined in the Securities Act (Alberta) or would constitute a take-over bid as that term is defined in the Securities Act (Alberta) but for the fact that the offeree is not in British Columbia, all outstanding options will immediately vest and all options granted to the optionee under this Plan and held by the Optionee will continue to be exercisable after the Company has sent notice to each of the Optionees to exercise the options only for a period of 30 days from the date of such notice or until the expiration of the option, if earlier.  After such time, the options will terminate, provided, however, that if such transaction does not close, all such options will be deemed not to have vested nor expired.

11.          Bona Fide Employee or Consultant.  In respect of any options granted to Employees or Consultants pursuant to the Plan, the Board shall make a determination that such Optionee is, at the date of the grant of the options, a bona fide Employee or Consultant, as the case may be.

12.          Effective Date of Plan.  The Plan will become effective on the date it receives acceptance by the Exchange, including any shareholder approval required by the Exchange.

13.          Restrictions on Corporate Optionee.  If the Optionee is not an individual, the Optionee will not, for the duration of time that the Optionee is the holder of options granted pursuant to this Plan, effect or permit any transfer of ownership or option of shares of the Optionee or allot and issue further shares of any class of shares of the Optionee to any Person.

14.          Amendments to Plan.  The Board reserves the right, in its absolute discretion, to at any time amend, modify or terminate the Plan.  Subject to Section 15, amendments to the Plan, from time to time, will become effective on the later of the date of the approval of such amendments by the Board and the date of the approval of such amendments by the Exchange.

15.          Prior Approval.  The Plan, and any subsequent amendments thereto, are subject to the prior approval of the Exchange and ratification by the shareholders of the Company at each annual general meeting of the Company, and accordingly so long as the Common Shares are listed on the Exchange, no option granted under the Plan shall be exercised prior to these approvals having been obtained by the Company.

16.          Governing Law.  The Plan will be governed by and construed in accordance with the laws of the Province of British Columbia.

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AMENDMENT NO. 1 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval and was approved by the shareholders of the Company on August 23, 2004;

AND WHEREAS the Company is desirous of amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 5,200,000 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 4,900,000 shares in Paragraph 6(a)(i) and substituting 5,200,000 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on April 6, 2005.

SCHEDULE “A”
To the Consent Resolutions of the Directors of
Mill City Gold Corp. dated as of February 10, 2006

AMENDMENT NO. 2 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) which was accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval which was approved by the shareholders of the Company on August 23, 2004 and subsequently amended on April 6, 2005;

AND WHEREAS the Company is desirous of amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 7,260,000 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 5,200,000 shares in Paragraph 6(a)(i) and substituting 7,260,000 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on February 10, 2006.

AMENDMENT NO. 3 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) which was accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval which was approved by the shareholders of the Company on August 23, 2004 and subsequently amended on April 6, 2005 and February 10, 2006 respectively;

AND WHEREAS the Company is desirous of amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 7,707,841 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 7,260,000 shares in Paragraph 6(a)(i) and substituting 7,707,841 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on June 18, 2007.

SCHEDULE “A”
To the Consent Resolutions of the Directors of
Mill City Gold Corp. dated as of January 29, 2008

AMENDMENT NO. 4 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) which was accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval which was approved by the shareholders of the Company on August 23, 2004 and subsequently amended on April 6, 2005, February 10, 2006 and June 18, 2007 respectively;

AND WHEREAS the Company is desirous of amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 8,534,841 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 7,707,841 shares in Paragraph 6(a)(i) and substituting 8,534,841 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on January 29, 2008.

SCHEDULE “A”
To the Consent Resolutions of the Directors of
Mill City Gold Corp. dated as of June 10, 2008

AMENDMENT NO. 5 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) which was accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval which was approved by the shareholders of the Company on August 23, 2004 and subsequently amended on April 6, 2005, February 10, 2006 and June 18, 2007 respectively;

AND WHEREAS the Company amended the Stock Option Plan on January 29, 2008, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 8,534,841 shares;

AND WHEREAS the Company is desirous of further amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan from 8,534,841 shares to 10,084,841 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 8,534,841 shares in Paragraph 6(a)(i) and substituting 10,084,841 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on June 10, 2008.

AMENDMENT NO. 6 TO THE STOCK OPTION PLAN
OF MILL CITY GOLD CORP.
(the “Company”)

WHEREAS the Directors of the Company previously approved a stock option plan (“Stock Option Plan”) which was accepted by the TSX Venture Exchange on July 28, 2004 subject to shareholder approval which was approved by the shareholders of the Company on August 23, 2004 and subsequently amended on April 6, 2005, February 10, 2006, June 18, 2007, January 29, 2008 and June 10, 2008 respectively;

AND WHEREAS the Company is desirous of amending the Stock Option Plan, subject to shareholder and TSX Venture Exchange approval, by increasing the number of shares that may be issued under the Stock Option Plan to 13,358,841 shares;

NOW THEREFORE this Amendment witnesseth that:

1.          The Stock Option Plan is hereby amended as follows:

(a)	By deleting the reference to 10,084,841 shares in Paragraph 6(a)(i) and substituting 13,358,841 shares.

2.          All other terms and conditions of the Stock Option Plan shall remain in full force and effect.

Approved by the Board of Directors on October 29, 2010.